DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Entity #
C10567-1992
Document Number:
20060631314-06

Date Filed:
10/2/2006 11:15:22 AM
In the office of

Dean Heller
Secretary of State

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change Pursuant to NRS 78.209

Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporations

1. Name of corporation:
GLAS-AIRE INDUSTRIES GROUP, LTD.

2. The board of directors have adopted a resolution pursuant to NRS 78.207 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:
30,000,000 Common Stock, par value $0.01 per share
1,000,000 Preferred Stock, par value $0.01 per share

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:
100,000,000 Common Stock, par value $0.001 per share
1,000,000 Preferred Stock, par value $0.01 per share

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:
One for 3.75 reverse stock split of all issued and outstanding shares of record on October 10, 2006.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:
Fractional shares of one-half or more rounded up to the nearest whole number. All other fractional shares rounded down.

7. Effective date of filing (optional): 10/10/06
(must not be later than 90 days after the certificate is filed)

8. Officer Signature: ______________________ President
Signature Title

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.